UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2013

Image Sensing Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-26056	41-1519168
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre 1600 University Avenue West St. Paul, MN	55104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 603-7700

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

          Effective June 6, 2013, the Board of Directors (the “Board”) of Image Sensing Systems, Inc. (the “Company”) authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of the Company’s common stock, par value $0.01 per share, to shareholders of record at the close of business on June 17, 2013 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of the Company at an exercise price of $25.00 per one one-thousandth of a Preferred Share, subject to adjustment (the “Exercise Price”). The complete terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) dated as of June 6, 2013 between the Company and Continental Stock Transfer & Trust Company, as rights agent.

          The Board adopted the Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 20% or more of the outstanding shares of the Company’s common stock without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. However, the Rights Agreement and the Rights should not interfere with any merger, tender or exchange offer or other business combination approved by the Board.

          The following is a summary of the terms of the Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Distribution and Transfer of Rights; Rights Certificates

          The Board has declared a dividend of one Right for each outstanding share of common stock of the Company. Before the Distribution Date referred to below:

•

the Rights will be evidenced by and trade with the stock certificates for the shares of the Company’s common stock (or, with respect to any uncertificated shares of common stock registered in book entry form, by notation in book entry), and no separate Rights certificates will be distributed;

•

new stock certificates for shares of the Company’s common stock issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (and, for any uncertificated shares of common stock registered in book entry form, this legend will be contained in a notation in book entry);

•	new Rights will accompany any new shares of the Company’s common stock issued after June 17, 2013; and

•

the surrender for transfer of any certificates for shares of the Company’s common stock (or the surrender for transfer of any uncertificated shares of common stock registered in book entry form) will also constitute the transfer of the Rights associated with such shares.

Distribution Date

          Subject to certain exceptions described in the Rights Agreement, the Rights will separate from the shares of common stock and become exercisable following (i) the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 20% or more of the outstanding shares of the Company’s common stock or (ii) the 10th business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of 20% or more of the outstanding shares of the Company’s common stock. If a shareholder beneficially owns greater than 20% of the Company’s common stock as of the date of the announcement of the Rights Agreement, that shareholder’s existing ownership percentage would be grandfathered in, but the Rights would become exercisable if at any time after the date of the announcement of the Rights Agreement such shareholder increases its ownership percentage by 5% or more.

          Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Rule 13d-1 under the Securities Exchange Act of 1934 — are treated as beneficial ownership of the number of shares of the Company’s common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Company’s common stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the rights plan are excepted from such imputed beneficial ownership.

          The date when the Rights become exercisable is the “Distribution Date.” Until the Distribution Date, the common stock certificates (or notation in book entry form) will evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After the Distribution Date, the Rights will separate from the shares of common stock and be evidenced by book-entry credits or by Rights certificates that the Company will cause to be mailed to all eligible holders of common stock, and any Rights held by an Acquiring Person will be void and may not be exercised.

Preferred Shares Purchasable Upon Exercise of Rights

          After the Distribution Date, each Right will entitle the holder to purchase, for $25.00 (the “Exercise Price”), one one-thousandth of a Preferred Share having economic and other terms similar to that of one share of the Company’s common stock. This portion of a Preferred Share is intended to give the shareholder approximately the same dividend, voting and liquidation rights as would one share of common stock and should approximate the value of one share of common stock.

          More specifically, each one one-thousandth of a Preferred Share, if issued, will:

•	not be redeemable;

•	entitle its holder to quarterly dividend payments of $0.001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater;

•	entitle its holder upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater;

•	have the same voting power as one share of common stock; and

•	entitle its holder to a per share payment equal to the payment made on one share of common stock, if the shares of common stock are exchanged via merger, consolidation or a similar transaction.

Consequences of a Person or Group Becoming an Acquiring Person

Flip-In Trigger

          If a person or group of affiliated or associated persons (an “Acquiring Person”) acquires beneficial ownership of 20% or more of the outstanding shares of the Company’s common stock, all holders of Rights may purchase, for the Exercise Price, a number of shares of common stock (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value equal to twice the Exercise Price, based on the market price of the common stock before such acquisition. However, the Rights are not exercisable following the occurrence of such an event until the Rights are no longer redeemable by the Company, as described below.

          Following the occurrence of an event described in the preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Flip-Over Trigger

          If, after an Acquiring Person obtains 20% or more of the outstanding shares of the Company’s common stock, the Company merges into another entity, an acquiring entity merges into the Company, or the Company sells or transfers more than 50% of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle its holder to purchase, for the Exercise Price, a number of shares of stock of the acquiring person engaging in the transaction having a then-current market value equal to twice the Exercise Price, based on the market price of the acquiring person’s stock before such transaction.

Redemption of the Rights

          The Board may redeem the Rights for $0.001 per Right (payable in cash, shares of the Company’s common stock or other consideration deemed appropriate by the Board) at any time on or before the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 20% or more of the outstanding shares of the Company’s common stock. When the Board redeems the Rights, the Rights will terminate, and the only right of the holders of the Rights will be to receive the $0.001 redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend or a stock split of its common stock.

Exchange

          After a person or group becomes an Acquiring Person, but before an Acquiring Person beneficially owns 50% of the outstanding shares of the Company’s common stock, the Board may extinguish the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, by exchanging one share of common stock or an equivalent security for each Right. In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to one share of common stock.

Expiration of the Rights

          The Rights expire on the earliest of (i) 5:00 p.m., Eastern time, on June 6, 2018 (unless such date is extended) or (ii) the redemption or exchange of the Rights as described above.

Amendment of Terms of Rights Agreement and Rights

          The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights on or before the Distribution Date. After the Distribution Date, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights in order to cure any ambiguities, to shorten or lengthen any time period set forth in the Rights Agreement, or to make changes that do not adversely affect the interests of holders of the Rights.

Voting Rights; Other Shareholder Rights

          The Rights will not have any voting rights. Until a Right is exercised, the holder of the Right will have no separate rights as a shareholder of the Company.

Anti-Dilution Provisions

          The Board may adjust the Exercise Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Company’s Preferred Shares or shares of common stock.

          With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments amount to at least 1% of the Exercise Price. No fractional Preferred Shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Preferred Shares.

Taxes

          The distribution of Rights should not be taxable for federal income tax purposes. However, following any occurrence of an event that renders the Rights exercisable or upon any redemption of the Rights, shareholders may recognize taxable income.

Section 3 – Securities and Trading Markets

Item 3.03.	Material Modification to Rights of Security Holders.

          The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Section 5 – Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          In connection with the adoption of the Rights Agreement, on June 6, 2013, the Company filed a Certificate of Designation, which amended the Company’s Articles of Incorporation (the “Amendment”), with the Secretary of State of the State of Minnesota. The Amendment sets forth the rights, powers and preferences of the Preferred Shares.

          The summary of the rights, powers and preferences of the Preferred Shares set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Amendment is attached as Exhibit 3.1 and incorporated herein by reference.

Section 8 – Other Events

Item 8.01.	Other Events.

          On June 6, 2013, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of the Rights. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on From 8-K:

3.1	Certificate of Designation amending the Articles of Incorporation of Image Sensing Systems, Inc. as filed with the Secretary of State of the State of Minnesota on June 6, 2013.

4.1	Rights Agreement dated as of June 6, 2013, by and between Image Sensing Systems, Inc. and Continental Stock Transfer & Trust Company, as rights agent.

99.1	Press Release of Image Sensing Systems, Inc. dated June 6, 2013.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE SENSING SYSTEMS, INC.

Dated: June 6, 2013	By:	/s/ Gregory R. L. Smith

Name: Gregory R. L. Smith
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation amending the Articles of Incorporation of Image Sensing Systems, Inc. as filed with the Secretary of State of the State of Minnesota on June 6, 2013.

4.1	Rights Agreement dated as of June 6, 2013, by and between Image Sensing Systems, Inc. and Continental Stock Transfer & Trust Company, as rights agent.

99.1	Press Release of Image Sensing Systems, Inc. dated June 6, 2013.